SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



                     Date of report:  December 31, 1996
                      (Date of earliest event reported)

                         Commission File No. 1-7361


                       AMERICAN FINANCIAL CORPORATION



                     Incorporated under the laws of Ohio

                 IRS Employer Identification No. 31-0624874


                           One East Fourth Street
                           Cincinnati, Ohio  45202
                           Phone:  (513) 579-2121



        Former name or former address, if changed since last report:
                               Not Applicable.

                       AMERICAN FINANCIAL CORPORATION
                                  FORM 8-K

ITEM 2.ACQUISITION OR DISPOSITION OF ASSETS.

        Effective as of the close of business on December 31, 1996, American Financial Group, Inc. ("AFG"), the holder of 100% of the outstanding common stock of American Financial Corporation ("AFC") contributed to the capital of AFC, 38 million of the 47 million outstanding shares of common stock of American Premier Underwriters, Inc. ("APU"), previously a direct, wholly-owned subsidiary of AFG. For a description of APU, please see the Form 10-K incorporated herein by reference in Item 7(a)(1) below

        Effective as of the close of business on December 27, 1996, AFG contributed to the capital of AFC, $450 million in principal amount, without accrued interest, of AFC's indebtedness outstanding pursuant to the Credit Agreement dated as of April 3, 1995 between AFC, as Borrower, and Pennsylvania Company (a wholly owned subsidiary of APU), as the original Lender.

        Each of these transactions was a capital contribution from AFG to AFC whereby no consideration was paid by AFC and no plans of acquisition were prepared.

ITEM 7.FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
              AND EXHIBITS.

       (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The audited financial statements of APU required by this Item 7(a) are incorporated herein by reference to the financial statements of APU set forth in the Annual Report of APU on Form 10-K for the year ended December 31, 1995, and the unaudited financial statements of APU required by this Item 7(a) are incorporated herein by reference to the financial statements of APU set forth in the Quarterly Reports of APU on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996.

              (b)      PRO  FORMA  FINANCIAL  INFORMATION.   The  Pro   Forma
               Financial Information required by this Item 7(b) will be filed by amendment within 60 days of the date of this Report.

                      (c)    EXHIBITS.

                      99(a) Financial statements of APU set forth in the Annual Report of APU on Form 10-K for the year ended December 31, 1995 and the Quarterly Reports of APU on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996.


                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 AMERICAN FINANCIAL CORPORATION



January 14, 1997                 By:   James C. Kennedy
                                       -----------------------------
                                         James C. Kennedy
                                         Deputy General Counsel & Secretary